EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OF TERRA TECH CORP.

In connection with the accompanying Quarterly Report on Form 10-Q of Terra Tech Corp. for the quarter ended March 31, 2014, the undersigned, Derek Peterson, President and Chief Executive Officer of Terra Tech Corp., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)
the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 fairly presents, in all material respects, the financial condition and results of operations of Terra Tech Corp.

Date: August 12, 2014	By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer (principal executive officer)